Exhibit 4.9

FORM OF REDEEMABLE OR NON-REDEEMABLE SUBORDINATED DEBT SECURITY

[Face of Security]

[If the Holder of this Security (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Security is a Global Security and the following two legends apply:

Unless this Security is presented by an authorized representative of The Depository Trust Company a New York corporation (“DTC”) to the Company or its agent for registration of transfer, conversion, exchange or payment, and such Security issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until this Security is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.]

[If this Security is an Original Issue Discount Security, insert — FOR PURPOSES OF SECTION 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ___% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS __________, 20__, AND THE YIELD TO MATURITY IS ___%.  THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF __________, 20__ TO __________, 20__, IS ___% OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]

THE FIRST BANCORP, INC.

[Designation of Series]

No. __________	$__________

CUSIP No. __________

THE FIRST BANCORP, INC., a Maine corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________ or registered assigns the principal sum of __________ Dollars on __________ (the “Stated Maturity Date”) [or insert date fixed for earlier redemption (the “Redemption Date,” and together with the Stated Maturity Date with respect to principal repayable on such date, the “Maturity Date.”)]

[If the Security is to bear interest prior to Maturity, insert — and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year (each, an “Interest Payment Date”), commencing __________, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any over-the-counter market or securities exchange on which the Securities of this series may be quoted or listed, and upon such notice as may be required by such market or exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

The principal of this Security payable on the Stated Maturity Date [or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date] will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in __________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including __________, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be.] If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be.] “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close. [If this Security is a Global Security, insert — All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: __________

Attest:

Secretary

[Reverse of Security]

THE FIRST BANCORP, INC.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of __________, 20__ (herein called the “Indenture”) between the Company and ____________________, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the “Securities”), [if applicable, insert — and the aggregate principal amount of the Securities to be issued under such series is limited to $__________ (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).] All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If applicable, insert — The Securities may not be redeemed prior to the Stated Maturity Date.]

[If applicable, insert — The Securities are subject to redemption [ (l) (If applicable, insert — on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2) ] [If applicable, insert — at any time [on or after __________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed on or before __________, ___% and if redeemed during the 12-month period beginning __________ of the years indicated at the Redemption Prices indicated below.

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

 [If applicable, insert — The Securities are subject to redemption (1) on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ___% per annum.]

[If applicable, insert — The sinking fund for the Securities provides for the redemption on __________ in each year, beginning with the year __________ and ending with the year __________, of [not less than] $__________] [(“mandatory sinking fund”) and not more than $__________] aggregate principal amount of the Securities.  [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

[If applicable, insert conversion provisions set forth in any Board Resolution or indenture supplemental to the Indenture.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or conversion or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

This Security is subordinated to the prior payment in full in cash of Senior Indebtedness to the extent set forth in the Indenture.

The Securities of this series are issuable only in registered form [without coupons] in denominations of $__________ and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or conversion or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith,

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.